UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

February 1, 2010

Date of Report (Date of earliest event reported)

SUMMER INFANT, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-33346	20-1994619
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)

1275 PARK EAST DRIVE

WOONSOCKET, RHODE ISLAND 02895

(Address of Principal Executive Offices)  (Zip Code)

(401) 671-6550

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  Summer Infant, Inc. 2010 Employee Performance Incentive Plan

On February 1, 2010, the Compensation Committee of Summer Infant, Inc. (the “Company”) approved a performance-based cash bonus plan for the Company’s executive and management employees for fiscal 2010. Pursuant to the terms of the 2010 Employee Performance Incentive Plan (the “Plan”), the executive and management employees of the Company are eligible to receive a cash bonus which is a target percentage of their respective annual salaries if the Company achieves a certain range of EBITDA (as defined therein). For fiscal 2010, the Company must achieve a minimum threshold of 80% of EBITDA for the participants to be eligible for a bonus under the Plan. All cash bonuses are capped at a maximum of 200% of a participant’s target percentage of his or her annual salary.  The target percentage for Jason Macari, the Company’s Chief Executive Officer has been set at 100% of his base salary.  The target percentages for all other executive and management employees have not yet been determined.  Once such target percentages have been determined, the Company will amend this Current Report on Form 8-K to the extent required.

The above description of the Plan is qualified in its entirety by reference to the full text of the Plan which is being furnished to the Securities and Exchange Commission as Exhibit 10.1 attached herewith and incorporated herein by reference.

Jason Macari’s Employment Agreement

On February 1, 2010, the Company and Jason Macari, the Company’s Chief Executive Officer, entered into a new Employment Agreement (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. Macari will continue to serve as our Chief Executive Officer, and will receive a base salary of $375,000 per annum commencing on February 1, 2010, which is subject to increase at the end of each year of the term at the discretion of the compensation committee of our board of directors.  The Employment Agreement has a term of three (3) years, which term shall automatically renew for successive one (1) year terms unless either party gives notice of non-renewal within sixty (60) days of expiration of the initial three (3) year term or any such one-year renewal term, subject to earlier termination in accordance with the terms of the Employment Agreement.  The Employment Agreement provides that Mr. Macari will participate in the Plan and will be eligible to receive a minimum annual bonus of 100% of his salary if specified financial targets and performance criteria (as set forth annually in the Plan) are achieved.  Mr.  Macari will also be able to participate in any other compensation plan or other perquisites generally made available to the Company’s executive officers from time to time.

If Mr. Macari’s employment is terminated by Mr. Macari for “good reason,” by the Company “without cause,” or due to the death or disability of Mr. Macari: (a) the Company will pay to Mr. Macari all base salary and unreimbursed expenses which have accrued through the termination date, (b) the Company shall continue to pay Mr. Macari’s base salary in accordance with normal payroll procedures for a period of twenty-four (24) months, (c) the Company shall to provide Mr. Macari with health and dental insurance for a period of twenty four (24) months except where comparable health and dental insurance is available from subsequent employer, and (d) any and all options granted to Mr. Macari shall immediately vest.  If Mr. Macari’s employment is terminated by Mr. Macari other than for “good reason,” or by us “with cause,” we will pay to Mr. Macari all base salary and unreimbursed expenses which have accrued through the termination date.  The Employment Agreement also contains non-competition and similar covenants which are in effect during Mr. Macari’s employment with the Company and for a period of twenty-four (24) months following the termination of Mr. Macari’s employment under the Employment Agreement.

The Employment Agreement also contains a change of control provision which provides that in the event that there is a Change of Control (as such term is defined in the Employment Agreement) and Mr. Macari’s employment is terminated within twelve (12) months of such Change of Control (i) other than “with cause” or due to the death or disability of Mr. Macari or (ii) by Mr. Macari for “good reason,” then Mr. Macari shall be entitled to (a) a lump sum cash payment equal to the sum of (A) two (2) times Mr. Macari’s base salary for the previous twelve (12) months and (B) the average of Mr. Macari’s annual cash bonuses from the Company for the two (2) fiscal years preceding the fiscal year in which the termination occurs and (b) health and dental insurance for a period of (1) year, except where comparable health and dental insurance is available from a subsequent employer.

The above description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement which is being furnished to the Securities and Exchange Commission as Exhibit 10.2 attached herewith and incorporated herein by reference.

Termination of Joseph Driscoll’s Employment Agreement and Entry into Change of Control Agreement

On February 1, 2010, pursuant to a letter agreement (the “Termination Letter”) the Company and Joseph Driscoll, the Company’s Chief Financial Officer, agreed to terminate Mr. Driscoll’s existing employment agreement with the Company which expires on March 6, 2011.  In connection with terminating Mr. Driscoll’s employment agreement on February 1, 2010 the Company and Mr. Driscoll also entered into a Change of Control Agreement (the “Change of Control Agreement”).  The Change of Control Agreement entitles Mr. Driscoll to certain payments and benefits (1) there is a Change of Control (as such term is defined therein), and (2) within twelve (12) months thereafter Mr. Driscoll’s employment is terminated (i) other than for Cause (as such term is defined therein) or due to the death or disability of Mr. Driscoll or (ii) by Mr. Driscoll for Good Reason (as such term is defined therein) then Mr. Driscoll shall be entitled to (a) a lump sum cash payment equal to the sum of (A) 100% of Mr. Driscoll’s base salary that was in effect at the time of termination and (B) the average of Mr. Driscoll’s annual base bonuses from the Company for the two (2) fiscal years preceding the fiscal year in which the termination occurs and (b) for a period of one (1) year, except where comparable benefits are available from a subsequent employer, Mr. Driscoll and, as applicable, his covered dependents shall be entitled to all benefits under the Company’s welfare benefit plans, as if Mr. Driscoll were still employed during such period, at the same level of benefits and at the same dollar cost to Mr. Driscoll as is in effect at the time of termination.  The Change of Control Agreement also contains non-competition and similar covenants which are in effect during Mr. Driscoll’s employment with the Company and for a period of twelve (12) months following the termination of Mr. Driscoll’s employment with the Company.

The above description of the Termination Letter and the Change of Control Agreement are qualified in their entirety by reference to the full text of the Termination Letter and the Change of Control Agreement which are being furnished to the Securities and Exchange Commission as Exhibit 10.3 and Exhibit 10.4 attached herewith and incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits.

(a)           Financial Statements of Business Acquired.

Not applicable.

(b)           Pro Forma Financial Information.

Not applicable.

(c)           Shell Company Transactions.

Not applicable.

(d)           Exhibits.

Exhibit
Number

10.1	Summer Infant, Inc. 2010 Employee Performance Incentive Plan

10.2	Employment Agreement between Summer Infant, Inc. and Jason Macari dated February 1, 2010

10.3	Side Letter between Summer Infant, Inc. and Joseph Driscoll dated February 1, 2010

10.4	Change of Control Agreement between Summer Infant, Inc. and Joseph Driscoll dated February 1, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMER INFANT, INC.

Date: February 4, 2010	By:	/s/ Joseph Driscoll
Joseph Driscoll
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Summer Infant, Inc. 2010 Employee Performance Incentive Plan

10.2	Employment Agreement between Summer Infant, Inc. and Jason Macari dated February 1, 2010

10.3	Side Letter between Summer Infant, Inc. and Joseph Driscoll dated February 1, 2010

10.4	Change of Control Agreement between Summer Infant, Inc. and Joseph Driscoll dated February 1, 2010